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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Huntsman Corporation on Form S-1 of (a) our report on Huntsman Advanced Materials LLC and subsidiaries at December 31, 2003 and for the six months ended December 31, 2003 dated November 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the consolidated statements of equity and cash flows) and our report on (b) Huntsman International Holdings LLC and subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 dated February 28, 2003 except for Note 23 as to which the date is November 23, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding (i) the adoption of Statement of Financial Accounting Standard ("SFAS") No. 142 in 2002 and SFAS No. 133 in 2001 and (ii) the restatement of the consolidated statements of cash flows), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
November 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM